Exhibit 99.1

J.B. Hunt Transport Services, Inc.	Contact: David G. Mee
615 J.B. Hunt Corporate Drive	Executive Vice President, Finance/Administration
Lowell, Arkansas 72745	and Chief Financial Officer
(NASDAQ: JBHT)	(479) 820-8363

FOR IMMEDIATE RELEASE

J. B. HUNT TRANSPORT SERVICES, INC. REPORTS REVENUES AND EARNINGS
FOR THE FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2010

▪ Fourth Quarter 2010 Revenue:	$1.02 billion; up 16%
▪ Fourth Quarter 2010 Operating Income:	$97 million; up 33%
▪ Fourth Quarter 2010 EPS:	46 cents vs. 32 cents

▪ Full Year 2010 Revenue:	$3.79 billion; up 18%
▪ Full Year 2010 Operating Income:	$348 million; up 40%
▪ Full Year 2010 EPS:	$1.56 vs. $1.05

LOWELL, ARKANSAS, January 28, 2011 -  J. B. Hunt Transport Services, Inc., (NASDAQ:JBHT) announced fourth quarter 2010 net earnings of $ 57.9 million, or diluted earnings per share of 46 cents vs. 2009 fourth quarter earnings of $41.7 million, or 32 cents per diluted share.

Total operating revenue for the current quarter was $1.02 billion compared with $877 million for the fourth quarter 2009.  This increase in operating revenue was primarily attributable to 13% higher Intermodal segment volumes and revenue growth in our Integrated Capacity Solutions (ICS) and Dedicated Contract Services (DCS) segments.  Current quarter operating revenue, excluding fuel surcharges, increased 13% vs. the comparable quarter 2009.

Operating income for the current quarter increased to $97.3 million vs. $72.9 million for the fourth quarter 2009.  This increase was primarily due to a 30% increase in Intermodal operating income and positive Truck operating income vs. a loss last year.

Compared with the same period 2009, net interest expense in the current quarter was up $1.4 million, primarily due to higher debt levels.  The effective income tax rate for the current quarter was 35.1% vs. 40.7% in 2009.  This decrease in the effective tax rate was related to the resolution of uncertain tax positions and a sale last year of all the Company’s interest in Transplace, which increased last year’s tax rate.

“In 2010, we continued our strategic mission of integrating our distinct and complementary services, while simultaneously maintaining execution discipline in our four business segments.  Our portfolio of services offers a comprehensive approach to the supply chain solutions we can provide our customers.

“By taking a more ‘horizontal view’ of the flow of inventory beginning with 1) manufacturing and importing, 2) various distribution channels, 3) retail replenishment and 4) final delivery to the consumer, we see a growing correlation in our ability to provide a higher level of value to our customers. Collaborating with strategically minded clients in pursuit of new ways to connect our services and generate increased efficiencies continues to be a priority.

”We are generally pleased with the year’s progress of all of our businesses, given the sluggish and prolonged macroeconomic conditions under which we operate.  Attention to revenue quality and the appropriate addition of assets across all business segments remain a constant focus. We are especially pleased with the continued efforts shown by our employee associates who safely deliver industry-leading service and strive for improved asset utilization,” said John N. Roberts III, President and CEO.

Segment Information:

Intermodal (JBI)
▪	Fourth Quarter 2010 Segment Revenue:	$588 million; up 20%
▪	Fourth Quarter 2010 Operating Income:	$69.9 million; up 30%

JBI’s increased revenue for the current quarter was driven by a 13% increase in load count, base price increases of 2% and higher fuel surcharges over the same quarter a year ago.  Volume increases for the eastern network were 23% while transcontinental business grew at 10% from the same period 2009.  West coast demand remained strong, continuing the need for abnormally high levels of empty repositions. We had approximately 45,700 containers and trailers at year end to be well positioned for 2011 growth.

Operating income improved 30% over the same period last year.  This improvement was mostly driven by increases in volume and modest price recovery.  Our focus on cost reduction, increased container utilization and reduced usage of outside dray services also contributed to the improvement in margin from the same quarter 2009. Railroad service was consistent throughout the current quarter and contributed to our ability to meet peak demand levels in different parts of the country.

Demand for expanded intermodal services continued as new over the road freight conversion opportunities were identified.  Pricing continued to recover as railroad, driver and equipment cost increases were able to be passed through to customers as contracts came due.

Dedicated Contract Services (DCS)
▪	Fourth quarter 2010 Segment Revenue:	$238 million: up 15%
▪	Fourth quarter 2010 Operating Income:	$19.6 million; up 5%

DCS revenue increased 15% while revenue, excluding fuel surcharges, increased 13% over the same period 2009.  Revenue in our delivery channel, defined as delivering product to its point of consumption, increased 28% and revenue in our replenishment channel, defined as delivering product to point of sale, increased 21% vs. the same quarter 2009. The revenue increases in delivery and replenishment channels related to new contracts awarded in each channel.  Revenue in our capacity channel, which has more traditional truck-load characteristics, declined 22% as we continued to move away from this highly competitive business.

Operating income increased 5% vs. the same quarter 2009.  Our productivity increased 6% vs. same quarter 2009.  We define productivity as revenue per truck per week, excluding fuel surcharges.  The leverage we gained in the current quarter due to increases in revenue and productivity was diluted by unusually high casualty and workers’ compensation costs in the current quarter.

Truck (JBT)
▪	Fourth Quarter 2010 Segment Revenue:	$118 million; up 0.1%
▪	Fourth Quarter 2010 Operating Income:	$4.4 million vs. $(1.3) million

JBT revenue for the current quarter increased slightly vs. the same period 2009 despite a 10% reduction in tractors year-over-year.  Excluding fuel surcharges, current quarter revenue decreased 2% vs. the same quarter 2009.  At the end of the current quarter, our tractor count was 2,588 vs. 2,861 in 2009.

Rate per mile, excluding fuel surcharges, gained 8% over the same period in 2009.  Moreover, the average length of haul was 4% longer than a year ago, multiplying the effect of the year-over-year rate change.  Rates from consistent shippers improved year-over-year by 5.1% and spot prices gained 9.5%.

Fuel prices increased significantly throughout the quarter.  Our current quarter fuel cost per gallon was 16% above the fourth quarter 2009 and 9% over the last quarter.

Integrated Capacity Solutions (ICS)
▪	Fourth Quarter 2010 Segment Revenue:	$83 million; up 24%
▪	Fourth Quarter 2010 Operating Income:	$3.3 million; up 89%

ICS revenue increased 24% vs. fourth quarter 2009, due to a 6% increase in load volume and higher pricing in both our contractual and transactional business. Our gross profit  (gross revenue less purchased transportation expense) increased 20% to $11.4 million from fourth quarter 2009, however our  gross profit margin decreased to 13.8% in the current quarter vs. 14.2% last year due to higher transportation costs and higher fuel prices. Our carrier base increased 14% and our end of period employee count increased 2% compared to fourth quarter 2009.

Cash Flow and Capitalization:

At December 31, 2010, we had total debt outstanding of $654 million on various debt instruments compared to $565 million at December 31, 2009 and $649 million at September 30, 2010.

Our net capital expenditures for the year ended 2010 approximated $226 million vs. $249 million in 2009.  At December 21, 2010, we had cash and cash equivalents of $7.7 million.

During the current quarter we used $76 million to purchase approximately 2 million shares of our common stock.  At December 31, 2010, we had approximately $249 million remaining under a previously announced $500 million share repurchase authorization.  Actual shares outstanding at December 31, 2010 were approximately 121 million.

This press release may contain forward-looking statements, which are based on information currently available.  Actual results may differ materially from those currently anticipated due to a number of factors, including, but not limited to, those discussed in Item 1A of our Annual Report filed on Form 10-K for the year ended December 31, 2009. We assume no obligation to update any forward-looking statement to the extent we become aware that it will not be achieved for any reason.  This press release and additional information will be available to interested parties at our web site, www.jbhunt.com.

J.B. HUNT TRANSPORT SERVICES, INC.
Condensed Consolidated Statements of Earnings
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31
	2010		2009
		% Of		% Of
	Amount	Revenue	Amount	Revenue

Operating revenues, excluding fuel surcharge revenues	$873,522		$769,716
Fuel surcharge revenues	146,490		107,237
Total operating revenues	1,020,012	100.0%	876,953	100.0%

Operating expenses
Rents and purchased transportation	470,252	46.1%	397,061	45.3%
Salaries, wages and employee benefits	237,176	23.3%	209,547	23.9%
Fuel and fuel taxes	94,189	9.2%	79,068	9.0%
Depreciation and amortization	50,094	4.9%	47,491	5.4%
Operating supplies and expenses	37,987	3.7%	37,197	4.2%
Insurance and claims	13,538	1.3%	12,773	1.5%
General and administrative expenses, net of asset dispositions	8,389	0.8%	9,326	1.1%
Operating taxes and licenses	6,864	0.7%	7,113	0.8%
Communication and utilities	4,175	0.5%	4,441	0.5%
Total operating expenses	922,664	90.5%	804,017	91.7%
Operating income	97,348	9.5%	72,936	8.3%
Net interest expense	8,164	0.8%	6,790	0.8%
Equity in operations of affiliated companies	-	-	(4,075)	(0.5%)
Earnings before income taxes	89,184	8.7%	70,221	8.0%
Income taxes	31,331	3.0%	28,556	3.3%
Net earnings	$57,853	5.7%	$41,665	4.8%
Average diluted shares outstanding	125,413		130,092
Diluted earnings per share	$0.46		$0.32

J.B. HUNT TRANSPORT SERVICES, INC.
Condensed Consolidated Statements of Earnings
(in thousands, except per share data)
(unaudited)

	Twelve Months Ended December 31
	2010		2009
		% Of		% Of
	Amount	Revenue	Amount	Revenue

Operating revenues, excluding fuel surcharge revenues	$3,277,218		$2,877,052
Fuel surcharge revenues	516,267		326,269
Total operating revenues	3,793,485	100.0%	3,203,321	100.0%

Operating expenses
Rents and purchased transportation	1,711,204	45.1%	1,398,109	43.6%
Salaries, wages and employee benefits	911,028	24.0%	798,272	24.9%
Fuel and fuel taxes	343,700	9.1%	273,521	8.5%
Depreciation and amortization	197,062	5.2%	189,045	5.9%
Operating supplies and expenses	152,500	4.0%	151,887	4.7%
Insurance and claims	48,280	1.3%	50,797	1.6%
General and administrative expenses, net of asset dispositions	37,017	1.0%	47,407	1.5%
Operating taxes and licenses	26,895	0.7%	28,014	0.9%
Communication and utilities	18,174	0.4%	18,298	0.6%
Total operating expenses	3,445,860	90.8%	2,955,350	92.3%
Operating income	347,625	9.2%	247,971	7.7%
Net interest expense	27,931	0.8%	27,359	0.9%
Equity in operations of affiliated companies	-	-	(3,456)	(0.1%)
Earnings before income taxes	319,694	8.4%	224,068	7.0%
Income taxes	120,077	3.1%	87,633	2.7%
Net earnings	$199,617	5.3%	$136,435	4.3%
Average diluted shares outstanding	127,767		129,462
Diluted earnings per share	$1.56		$1.05

Financial Information By Segment
(in thousands)
(unaudited)

	Three Months Ended December 31
	2010		2009
		% Of		% Of
	Amount	Total	Amount	Total

Revenue

Intermodal	$588,020	58%	$491,830	56%
Dedicated	237,855	23%	206,440	24%
Truck	118,048	12%	117,890	13%
Integrated Capacity Solutions	82,929	8%	66,838	8%
Subtotal	1,026,852	101%	882,998	101%
Intersegment eliminations	(6,840)	(1%)	(6,045)	(1%)
Consolidated revenue	$1,020,012	100%	$876,953	100%

Operating income

Intermodal	$69,884	72%	$53,699	74%
Dedicated	19,614	20%	18,668	26%
Truck	4,397	5%	(1,272)	(2%)
Integrated Capacity Solutions	3,261	3%	1,722	2%
Other (1)	192	0%	119	0%
Operating income	$97,348	100%	$72,936	100%

	Twelve Months Ended December 31
	2010		2009
		% Of		% Of
	Amount	Total	Amount	Total

Revenue

Intermodal	$2,141,200	56%	$1,764,223	55%
Dedicated	906,760	24%	756,882	24%
Truck	479,475	13%	446,716	14%
Integrated Capacity Solutions	290,914	8%	259,074	8%
Subtotal	3,818,349	101%	3,226,895	101%
Intersegment eliminations	(24,864)	(1%)	(23,574)	(1%)
Consolidated revenue	$3,793,485	100%	$3,203,321	100%

Operating income

Intermodal	$237,232	68%	$183,377	74%
Dedicated	82,407	24%	62,973	25%
Truck	18,698	5%	(11,531)	(4%)
Integrated Capacity Solutions	9,275	3%	13,103	5%
Other (1)	13	0%	49	0%
Operating income	$347,625	100%	$247,971	100%

(1)   Includes corporate support activity

Operating Statistics by Segment
(unaudited)

	Three Months Ended December 31
	2010	2009
Intermodal

Loads	285,581	252,027
Average length of haul	1,782	1,806
Revenue per load	$2,059	$1,951
Average tractors during the period *	2,665	2,312

Tractors (end of period)
Company-owned	2,592	2,303
Independent contractor	81	5
Total tractors	2,673	2,308

Trailing equipment (end of period)	45,666	40,170
Average effective trailing equipment usage	43,834	40,006

Dedicated

Loads	355,047	320,804
Average length of haul	197	202
Revenue per truck per week**	$4,076	$3,783
Average trucks during the period***	4,573	4,357

Trucks (end of period)
Company-owned	4,259	3,969
Independent contractor	23	31
Customer-owned (Dedicated operated)	357	358
Total trucks	4,639	4,358

Trailing equipment (end of period)	10,688	9,739
Average effective trailing equipment usage	12,323	11,796

Truck

Loads	109,923	126,317
Average length of haul	530	511
Loaded miles (000)	57,451	63,929
Total miles (000)	65,901	74,073
Average nonpaid empty miles per load	74.9	74.9
Revenue per tractor per week**	$3,445	$3,087
Average tractors during the period *	2,707	3,035

Tractors (end of period)
Company-owned	1,697	1,698
Independent contractor	891	1,163
Total tractors	2,588	2,861

Trailers (end of period)	10,115	12,550
Average effective trailing equipment usage	8,739	10,465

Integrated Capacity Solutions

Loads	61,538	57,887
Revenue per load	$1,348	$1,155
Gross profit margin	13.8%	14.2%
Employee count (end of period)	329	323
Approximate number of third-party carriers (end of period)	25,600	22,400

* Includes company-owned and independent contractor tractors
** Using weighted workdays
*** Includes company-owned, independent contractor, and customer-owned trucks

Operating Statistics by Segment
(unaudited)

	Twelve Months Ended December 31
	2010	2009
Intermodal

Loads	1,075,027	915,413
Average length of haul	1,777	1,796
Revenue per load	$1,992	$1,927
Average tractors during the period *	2,531	2,206

Tractors (end of period)
Company-owned	2,592	2,303
Independent contractor	81	5
Total tractors	2,673	2,308

Trailing equipment (end of period)	45,666	40,170
Average effective trailing equipment usage	41,434	37,182

Dedicated

Loads	1,383,565	1,209,055
Average length of haul	197	207
Revenue per truck per week**	$3,956	$3,384
Average trucks during the period***	4,468	4,382

Trucks (end of period)
Company-owned	4,259	3,969
Independent contractor	23	31
Customer-owned (Dedicated operated)	357	358
Total trucks	4,639	4,358

Trailing equipment (end of period)	10,688	9,739
Average effective trailing equipment usage	12,297	12,136

Truck

Loads	465,493	498,426
Average length of haul	522	486
Loaded miles (000)	240,088	241,281
Total miles (000)	274,857	279,589
Average nonpaid empty miles per load	68.7	73.8
Revenue per tractor per week**	$3,370	$2,809
Average tractors during the period*	2,788	3,120

Tractors (end of period)
Company-owned	1,697	1,698
Independent contractor	891	1,163
Total tractors	2,588	2,861

Trailers (end of period)	10,115	12,550
Average effective trailing equipment usage	9,329	10,177

Integrated Capacity Solutions

Loads	230,726	237,378
Revenue per load	$1,261	$1,091
Gross profit margin	14.2%	17.9%
Employee count (end of period)	329	323
Approximate number of third-party carriers (end of period)	25,600	22,400

* Includes company-owned and independent contractor tractors
** Using weighted workdays
*** Includes company-owned, independent contractor, and customer-owned trucks

J.B. HUNT TRANSPORT SERVICES, INC.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$7,651	$7,843
Accounts Receivable	351,187	310,339
Prepaid expenses and other	103,807	74,283
Total current assets	462,645	392,465
Property and equipment	2,338,336	2,192,947
Less accumulated depreciation	858,852	748,276
Net property and equipment	1,479,484	1,444,671
Other assets	19,531	19,778
	$1,961,660	$1,856,914

LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
Current debt	$200,000	$-
Trade accounts payable	192,103	191,347
Claims accruals	32,641	18,545
Accrued payroll	57,149	34,651
Other accrued expenses	19,191	14,170
Deferred income taxes	8,865	10,505
Total current liabilities	509,949	269,218

Long-term debt	454,207	565,000
Other long-term liabilities	39,480	35,581
Deferred income taxes	385,003	343,262
Stockholders' equity	573,021	643,853
	$1,961,660	$1,856,914

Supplemental Data
(unaudited)

	December 31, 2010	December 31, 2009

Actual shares outstanding at end of period (000)	121,490	127,242

Book value per actual share outstanding at end of period	$4.72	$5.06

	Twelve Months Ended December 31
	2010	2009

Net cash provided by operating activities (000)	$428,078	$356,923

Net capital expenditures (000)	$225,932	$249,473

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